Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ZEALOUS HOLDINGS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "ASNI-II INC." UNDER THE NAME OF "ASNI-II INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF MAY, A.D. 2008, AT 3:53 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE NINTH DAY OF MAY, A.D. 2008.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4386907 8100M

080510821

AUTHENTICATION: 6578797

DATE: 05-08-08

Secretary of State
Division of Corporations
Delivered 03:53 PM 05/06/2008
FILED 03:53 PM 05/06/2008
SRV 080510821 - 4386907 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is ASNI-II Inc. ________________, and the name of the corporation being merged into this surviving corporation is Zealous Holdings, Inc. ________________.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is ASNI-II Inc. ________________ a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on May 9, 2008.

SIXTH: The Agreement of Merger is on file at 1800 Century Park East, Suite 200, LA, CA 90067, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 6th day of May, A.D., 2008.

By: [signature]
Authorized Officer

Name: Kent Wyatt Sr.
Print or Type

Title: President